CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.333-129390) of  Oppenheimer Holdings Inc. of our report dated June 26, 2006 relating to the financial statements of the Oppenheimer & Co. Inc. 401(k) Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

New York, New York

June 29, 2006